Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, January 12, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GS:BRNC), announced today operational results for the month ended and as of December 31, 2008.

Utilization for the Company’s drilling fleet was 80% for the month of December compared to 81% for the previous month and 84% for the third quarter.  The Company had an average of 44 marketed drilling rigs in December compared to 43 in the previous month and 42 for the third quarter.  The average dayrate on operating drilling rigs as of December 31, 2008, was $18,720 compared to $18,910 as of November 30, 2008, and $17,869 for the third quarter of 2008.

Utilization for the Company’s workover fleet was 38% for the month of December compared to 50% for the previous month and 73% for the third quarter.  The Company had an average of 53 marketed workover rigs in December compared to 53 in the previous month and 54 for the third quarter.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Select Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

	Bronco Drilling Company, Inc.
	Rig Status Report
	as of December 31, 2008

								Est. Duration (2)
	Rig No.	Horsepower		Rig Type	Basin	Status (1)	Contract	Days	Date
1	2	400 hp		M		I
2	4	950 hp		M		I
3	5	650 hp		M	Anadarko	O	Term	4	1/4/2009
4	6	650 hp		M	Anadarko	O	Term	57	2/26/2009
5	7	650 hp		M		I
6	8	1000 hp		E	Williston	O	Term	164	6/13/2009
7	9	650 hp		M	Arkoma	O	Term	1	1/1/2009
8	10	1000 hp		E	Anadarko	O	Term	14	1/14/2009
9	11	1000 hp		E	Woodford	O	Term	95	4/5/2009
10	12	1500 hp		E		I
11	14	1200 hp		E	Woodford	O	Term	192	7/11/2009
12	15	1200 hp		E	Haynesville	O	Term	212	7/31/2009
13	16	1400 hp		E		I
14	17	1700 hp		E	Anadarko	O	Term	252	9/9/2009
15	20	1400 hp		E	Bakken	O	Term	244	9/1/2009
16	21	2000 hp		E	Haynesville	O	Term	670	11/1/2010
17	22	1000 hp		E		I
18	23	1000 hp		E		I
19	25	1500 hp		E	Haynesville	O	2 wells
20	26	1200 hp		E	Anadarko	O	Term	60	3/1/2009
21	27	1500 hp		E	Piceance	O	Term	275	10/2/2009
22	28	1200 hp		E	Bakken	O	Term	121	5/1/2009
23	29	1500 hp		E	Woodford	O	Term	335	12/1/2009
24	37	1000 hp		E	Cotton Valley	O	5 wells
25	41	950 hp		M	Anadarko	O	3 wells
26	42	650 hp		M	Anadarko	O	well to well
27	43	1000 hp		M	Haynesville	O	well to well
28	51	850 hp		M	Anadarko	O	3 wells
29	52	850 hp		M	Anadarko	O	2 wells
30	53	750 hp		M		I
31	54	850 hp		M	Woodford	O	Term	140	5/20/2009
32	55	950 hp		M	Chicontepec	O	Term	365	12/31/2009
33	56	1100 hp		M	Anadarko	O	Term	38	2/7/2009
34	57	1100 hp		M	Woodford	O	Term	80	3/21/2009
35	58	800 hp		M	Cotton Valley	O	well to well
36	59	850 hp		M		I
37	60	850 hp		M	Anadarko	O	well to well
38	62	1000 hp		M	Anadarko	O	Term	51	2/20/2009
39	70	450 hp		M		I
40	72	750 hp		M	Cotton Valley	O	well to well
41	75	750 hp		M	Woodford	O	Term	221	8/9/2009
42	76	900 hp		M	Chicontepec	O	Term	365	12/31/2009
43	77	1200 hp		M	Haynesville	O	Term	91	4/1/2009
44	78	1000 hp		M	Chicontepec	O	Term	365	12/31/2009
45	94	1000 hp		M	Anadarko	O	3 wells
46	97	850 hp		M	Anadarko	O	well to well

M -	Mechanical		I -	Idle
E -	Electric		O -	Operating
1	Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively
	marketed and generally ready for service.
2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days
	remaining to complete the project.
	Changes from the prior month are highlighted.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 17, 2008, as amended on April 29, 2008, and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov.  Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com